Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                            Kenneth H. Shubin Stein, MD, CFA
                                             1995 Broadway, Suite 1801
                                             New York, NY 10023


Date(s) of Event Requiring
Statement:                                  04/10/08
                                            04/11/08

Issuer and Ticker Symbol:                   Resource America, Inc. (REXI)
Relationship to Issuer:                     10% Owner
Designated Filer:                           Spencer Capital Management, LLC


Title of Security:                           Common Stock

Transaction Date                             04/10/08
Transaction Code                             S
Amount of Securities and Price               900 at $9.70 per share
                                             700 at $9.71 per share
                                             200 at $9.72 per share
                                             1,500 at $9.75 per share
                                             500 at $9.76 per share
                                             1,000 at $9.78 per share
                                             200 at $9.79 per share
                                             1,000 at $9.80 per share


Transaction Date                             04/11/08
Transaction Code                             S
Amount of Securities and Price               100,000 at $9.50 per share
                                             200,000 at $9.45 per share



Securities Acquired (A) or Disposed of (D)   D
Amount of Securities Beneficially Owned
Following Reported Transactions              1,861,516
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)